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                                                                   EXHIBIT 99(j)




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A (File No. 333-28339) of our report dated February 19, 2001 relating to the financial statements and financial highlights appearing in the December 31, 2000 Annual Report to the Shareholders of the ProFund VP UltraOTC Fund, ProFund VP Europe 30 Fund and the ProFund VP UltraSmall-Cap Fund and our report dated February 23, 2001, relating to the financial statements and financial highlights appearing in the December 31, 2000 Annual Report to the Shareholders of the Bull ProFund, the OTC ProFund, the UltraBull ProFund, the UltraMid-Cap ProFund, the UltraSmall-Cap ProFund, the UltraOTC ProFund, the UltraEurope ProFund, the UltraJapan ProFund, the Bear ProFund, the UltraBear ProFund, the UltraShort OTC ProFund, the Money Market ProFund, the Biotechnology UltraSector ProFund, the Energy UltraSector ProFund, the Financial UltraSector ProFund, the Healthcare UltraSector ProFund, the Internet UltraSector ProFund, the Pharmaceuticals UltraSector ProFunds, the Real Estate UltraSector ProFund, the Semiconductor UltraSector ProFund, the Technology UltraSector ProFund, the Telecommunications UltraSector ProFund, the Utilities UltraSector ProFund, and Wireless Communciations UltraSector ProFund, which are also incorporated by reference into the Registration Statement. We also consent to the references to our Firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" and "Independent Accountants" in the Statements of Additional Information.



Columbus, Ohio
May 1, 2001